Provident New York Bancorp Announces Second Quarter 2011 Earnings of $0.10 per Diluted Share

MONTEBELLO, NY -- (Marketwire - April 25, 2011) - Provident New York Bancorp (NASDAQ: PBNY), the parent company of Provident Bank, today announced second-quarter results for the quarter ended March 31, 2011. Net income for the quarter was $3.6 million, or $0.10 per diluted share, compared to net income of $4.2 million or $0.11 per diluted share for same quarter last year and net income of $6.7 million, or $0.18 per diluted share for the linked quarter ended December 31, 2010. As described in more detail below, results in both comparative quarters were affected by securities gains to a greater extent than those in the current quarter. Net income for fiscal 2011 year-to-date was $10.3 million, or $0.27 per diluted share compared to $10.3 million or $0.27 per diluted share for year-to-date fiscal 2010.

President's Comments

George Strayton, President and CEO, commented, "Stable operating performance in a challenging environment was, once again, a hallmark of our results. We continue to believe this is a period of uncertainty regarding the direction and velocity of change in interest rates. To address that concern, over the past two years we positioned our balance sheet to have a high level of capital, high level of liquidity, and low level of interest rate risk at the expense of current operating income. This has been offset by gains realized from sales of investment securities and fee income from sales of 1-4 family loan originations. This strategy reduced net interest margin over the past nine quarters. This past quarter, however, net interest margin turned slightly upward. Although it is too early to call this a trend, it is a positive sign and possibly signals an end to margin contraction.

"This past quarter we also saw several positive credit risk indicators in our loan portfolio. Criticized/classified loans declined by $37 million as $24 million in ADC loans were upgraded to pass. We are also seeing strong payments in our ADC portfolio as closings take place on home sales. Paydowns on this portfolio totaled $32 million during the past quarter. While these indicators are positive, we are still carrying $19 million of loans (roughly half are properties secured by commercial mortgages) in the process of foreclosure, which will be on our balance sheet for some time pending sales. We also saw an uptick in nonperforming loans and net charge-offs as we continue to work through the credit cycle. We may see continued fluctuations in levels of net charge-offs and problem assets as the cycle progresses."

Key items for the quarter

--  Excluding the after tax effect of securities gains and the fair value adjustment of interest rate caps and a supplemental retirement plan settlement, earnings were $0.09 per diluted share. This compares to
    $0.11 for the linked quarter and $0.09 for the second quarter of fiscal
    2010. While we actively manage our securities portfolio as a component of our asset/liability management, we also present earnings excluding net securities gains and fair market value adjustments on interest rate caps and, this quarter, we adjusted for a settlement of retirement benefits. We believe these adjustments affords investors a better understanding of our core banking operations, and aligns more closely to the views of the investment community, which tends to adjust for more variable components of income.
--  Net charge-offs of $3.0 million are up from the linked quarter and from the same quarter last year. Charge-offs during the quarter included loans with $952,000 previously provisioned for as of December 31,
    2010. On a year-to-date basis net charge-offs were $4.9 million against provisions of $4.2 million.
--  Special mention loans decreased $36.5 million during the quarter, primarily due to the upgrading of approximately $24 million in ADC loans. Substandard loans declined to $113.9 million as of
    March 31, 2011.
--  Non-performing loans, a subset of substandard loans, increased to
    $37.2 million over the linked quarter.
--  The Company repurchased 125,744 shares of common stock during the quarter at a cost of $1.2 million. There are 1,025,821 shares remaining under its repurchase authorization.

Net Interest Income and Margin

Second quarter fiscal 2011 compared with second quarter fiscal 2010

Net interest income was $22.5 million for the second quarter of fiscal 2011, a decrease of $423,000 from the same quarter of fiscal 2010 as funding costs declined at a slower pace than interest income. The net interest margin on a tax-equivalent basis was 3.68 percent for the second quarter of fiscal 2011, compared to 3.76 percent for the same period a year ago. The tax-equivalent yield on investments decreased 54 basis points and loan yields were down 19 basis points compared to the second quarter fiscal 2010. As a result, the yield on interest-earning assets declined 31 basis points. For the same period, the cost of deposits decreased 14 basis points to 0.31 percent, and the cost of borrowings decreased by 6 basis points to 3.58 percent.

Second quarter fiscal 2011 compared with linked quarter ended December 31, 2010

Net interest income for the quarter ended March 31, 2011 decreased 2.9 percent compared to the linked quarter ended December 31, 2010. The tax-equivalent net interest margin increased 2 basis points from 3.66 percent in the linked quarter. The overall yield on loans declined to 5.40 percent, as the effect of non-accrual loans was greater in the second quarter of fiscal 2011. The yield on the investment portfolio increased 9 basis points as we are now seeing replacement rates greater than our overall portfolio rate. The overall yield on earning assets declined 3 basis points. The cost of interest-bearing deposits declined 2 basis points, reflecting the already low level of deposit pricing. The cost of borrowing increased 9 basis points over the linked quarter, as the average balances on the lower yield FHLBNY overnight line were $38.4 million lower in the second quarter. Yields on long-term FHLBNY advances declined from 4.06 percent in the linked quarter to 3.85 percent.

Noninterest Income

Second quarter fiscal 2011 compared with second quarter fiscal 2010

Noninterest income totaled $5.8 million for the second quarter, a decrease of $318,000 from the second quarter of fiscal 2010. The decrease was primarily due to lower gains on sale of securities, offset in part by a lower fair value loss on interest rate caps, as other categories of noninterest income were relatively stable.

Second quarter fiscal 2011 compared with linked quarter ended December 31, 2010

Noninterest income decreased on a linked-quarter basis, mainly due to lower securities gains and a fair value gain related to interest rate caps in the linked quarter.

Noninterest Expense

Second quarter fiscal 2011 compared with second quarter fiscal 2010

Noninterest expense increased 2.9 percent when compared to the second quarter fiscal 2010. The increase is primarily due to medical benefit expense, the retirement benefit settlement charge, and occupancy expense offset in part by lower ATM/debit card expense, intangible amortization and stock-based compensation cost.

Second quarter fiscal 2011 compared with the linked quarter ended December 31, 2010

On a quarter-to-quarter basis, noninterest expense increased 2.5 percent. Increases were seen in occupancy and office operations related to the harsh winter conditions in the second quarter as well as the defined retirement settlement charge.

Income Taxes

The effective tax rate for the second quarter of fiscal 2011 was 19.1 percent compared to 22.5 percent for the same period in fiscal 2010 (lower rate in second quarter due to BOLI). On a year-to-date basis the effective tax rate was 27.1 percent for fiscal 2011 compared to 26.0 percent for 2010.

Credit Quality

Substandard loans at March 31, 2011 were $113.9 million compared to $114.7 million at December 31, 2010, and down from $131.8 million at September 30, 2010. Special mention loans were $27.0 million compared to $63.6 million at December 31, 2010 and $37.9 million at September 30, 2010. Non-performing loans were $37.2 million at March 31, 2011 compared to $36.2 million at December 31, 2010. Net charge-offs for the second fiscal quarter were $3.0 million compared to $1.9 million in the linked quarter and $2.0 million for the second quarter of fiscal 2010. Our provision was $2.1 million, decreasing our allowance for loan losses to $30.1 million, or 81 percent of non-performing loans at March 31, 2011. This compares to 86 percent at December 31, 2010 and 115 percent at September 30, 2010. Total TDRs increased by $4.9 million over the linked quarter, with virtually all of the increase due to one relationship that is accruing and performing.

Key Balance Sheet Changes

--  The balance sheet was $102 million, or 3.4 percent, smaller at
    March 31, 2010 compared to September 30, 2010, with reductions in most major categories.
--  Period-end total deposits decreased $52.8 million compared to year end
    September 30, 2010, due to the rolling off of municipal tax deposits.
    On a linked quarter basis deposits are up 7.3 percent excluding wholesale deposits.  We continue to see an overall increase in average transaction accounts, up over 2.3 percent from the linked quarter and over 12.3 percent from September 30, 2010.
--  Total loan originations during second quarter fiscal 2011 were
    $117.4 million, an increase of 9 percent over the second quarter of fiscal 2010. Commercial loan balances increased by $18 million over
    September 30, 2010 levels, despite a reduction of $26.0 million in ADC loans due to payments of $61 million.  Residential 1-4 family mortgages declined over the same period by $23.9 million as the Bank sold $43.7 million in the secondary market.
--  Securities decreased $73.6 million to $861.2 million over September
    30, 2010 levels, as $48 million in securities were called during the quarter. The Company partially invested cash generated by deposit inflows into medium term securities, with durations between two and five years. In addition, declines in market values totaled
    $26.6 million compared to September 30, 2010 as US Treasury interest rates in the five to ten year maturity range have increased approximately 101 to 96 basis points over September 2010.
--  Borrowings decreased over September 30, 2010 levels by $35.8 million.
    Included are $89.1 million of FHLBNY advances that have been restructured and will continue to reduce interest expense by $945,000 on an annual basis from the December quarter level, assuming no increase in interest rates. The Company supplemented its borrowings at
    March 31, 2011 with $43.4 million in wholesale deposits at a weighted average rate of 0.71 percent.

Capital and Liquidity

Growth in core deposits has provided ample liquidity to maintain available for sale securities (gross of unrealized loss). Provident Bank remained well-capitalized at March 31, 2011 with the Bank's Tier 1 leverage ratio at 9.10 percent. The Company's tangible capital as a percent of tangible assets increased 11 basis points from September 30, 2010 levels to 9.31 percent as of March 31, 2011, while tangible book value per share declined to $6.74 from $6.96 at September 30, 2010. Total capital decreased $10.7 million from September 30, 2010, to $420.3 million at March 31, 2011, due to a net increase of $5.9 million in the Company's retained earnings, an increase of $0.6 million due to stock based compensation items, a $1.9 million increase in treasury stock and a $15.2 million decrease in accumulated other comprehensive income. The Company continued its share repurchase program repurchasing 125,744 shares at a cost of $1.2 million during the second fiscal quarter.

Other Information

The Company made an in-service lump sum distribution under its non-qualified supplemental retirement plan and recorded a settlement charge of approximately $300,000. On April 1, 2011 the Company made a similar distribution under its qualified defined benefit pension plan and expects to record an additional settlement expense of approximately $500,000 in the third quarter. A preliminary analysis performed by the Company has shown reduced FDIC regulatory assessments of approximately $1.0 million per annum associated with the change in assessment base scheduled to take effect with the April 1, 2011 assessment period.

About Provident New York Bancorp

Headquartered in Montebello, New York, Provident New York Bancorp is the parent company of Provident Bank, an independent full-service community bank. Provident Bank operates 35 branches that serve the Hudson Valley region. The Bank offers a complete line of commercial, retail and investment management services. For more information, visit the Company's web site at www.providentbanking.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Financial information contained in this release should be considered to be an estimate pending the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 with the Securities and Exchange Commission. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require adverse information received by management between the date of this release and the filing of the 10-Q to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

                        Reconciliation of Adjusted Earnings:

                            Quarter Ended               Six Months Ended
                               March 31,    December 31,    March 31,
                            2011      2010      2010      2011      2010
                          --------  --------  --------  --------  --------
Net Income
Net Income                $  3,573  $  4,167  $  6,720  $ 10,293  $ 10,333
Securities gains(1)           (444)   (1,119)   (2,496)   (2,940)   (2,537)
Defined benefit
 settlement charge(1)          165         -         -       165         -
Fair value (gain) loss
 on interest rate caps(1)        1       366      (139)     (138)      140
                          --------  --------  --------  --------  --------
Net adjusted income       $  3,295  $  3,414  $  4,085  $  7,380  $  7,936
                          ========  ========  ========  ========  ========

Earnings per common share
Diluted Earnings per
 common share             $   0.10  $   0.11  $   0.18  $   0.27  $   0.27
Securities gains(1)          (0.01)    (0.03)    (0.07)    (0.08)    (0.07)
Defined benefit
 settlement charge(1)            -         -         -         -         -
Fair value loss  on
 interest rate caps(1)           -      0.01         -         -         -
                          --------  --------  --------  --------  --------
Diluted adjusted earnings
 per common share         $   0.09  $   0.09  $   0.11  $   0.20* $   0.21*
                          ========  ========  ========  ========  ========

Non-interest income
Total non-interest income $  5,795  $  6,113  $  9,883  $ 15,678  $ 14,206
Securities gains              (748)   (1,884)   (4,202)   (4,950)   (4,272)
Fair value (gain) loss on
 interest rate caps              2       616      (234)     (232)      236
                          --------  --------  --------  --------  --------
Adjusted non
 interest-income          $  5,049  $  4,845  $  5,447  $ 10,496  $ 10,170
                          ========  ========  ========  ========  ========

Non-interest expense
Total non-interest
 expense                  $ 21,791  $ 21,173  $ 21,269  $ 43,060  $ 41,067
Defined benefit
 settlement charge            (278)        -         -      (278)        -
                          --------  --------  --------  --------  --------
Adjusted non
 interest-expense         $ 21,513  $ 21,173  $ 21,269  $ 42,782  $ 41,067
                          ========  ========  ========  ========  ========

(1) After marginal tax effect 40.61%
* Rounding

Provident New York Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)

                                                  March 31,   September 30,
                                                    2011          2010
                                                ------------  ------------
Assets:
Cash and due from banks                         $     72,670  $     90,872
Total securities                                     861,233       934,860
Loans held for sale                                        -         5,890
Loans:(1)
  One- to four-family residential mortgage
   loans                                             411,014       434,899
  Commercial real estate, commercial business        841,129       797,160
  Acquisition, development and construction
   loans                                             205,293       231,258
  Consumer loans                                     227,391       238,224
                                                ------------  ------------
          Total loans, gross                       1,684,827     1,701,541
  Allowance for loan losses                          (30,130)      (30,843)
                                                ------------  ------------
          Total loans, net                         1,654,697     1,670,698
Federal Home Loan Bank stock, at cost                 18,179        19,572
Premises and equipment, net                           42,830        43,598
Goodwill                                             160,861       160,861
Other amortizable intangibles                          2,857         3,640
Bank owned life insurance                             51,985        50,938
Other assets                                          53,979        40,096
                                                ------------  ------------
          Total assets                          $  2,919,291  $  3,021,025
                                                ============  ============
Liabilities:
  Deposits
      Retail                                    $    174,286  $    174,731
      Commercial                                     273,876       277,217
      Municipal                                       15,641        77,909
      Personal NOW deposits                          153,388       139,517
      Business NOW deposits                           34,870        34,105
      Municipal NOW deposits                         122,153       241,995
                                                ------------  ------------
          Total transaction accounts                 774,214       945,474
      Savings                                        420,775       392,321
      Money market deposits                          546,173       427,334
      Certificates of deposit                        348,742       377,573
                                                ------------  ------------
          Total deposits                           2,089,904     2,142,702
  Borrowings                                         327,943       363,751
  Borrowings Senior Note                              51,498        51,496
  Mortgage escrow funds and other liabilities         29,677        32,121
                                                ------------  ------------
          Total liabilities                        2,499,022     2,590,070
Stockholders' equity                                 420,269       430,955
                                                ------------  ------------
          Total liabilities and stockholders'
           equity                               $  2,919,291  $  3,021,025
                                                ============  ============

Shares of common stock outstanding at period
 end                                              38,072,942    38,262,288
Book value per share                            $      11.04  $      11.26

(1) Certain amounts from prior periods have been reclassed to conform to current fiscal year presentation

Provident New York Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(unaudited, in thousands, except share and per share data)

                  Quarter                Quarter
                  Ended                   Ended        Six Months Ended
                 March 31,             December 31,        March 31,
                   2011        2010        2010        2011        2010
                ----------  ----------  ----------- ----------- ----------
Interest and
 dividend income:
  Loans and loan
   fees             22,039  $   22,655  $    23,205 $    45,244 $   46,055
  Securities
   taxable           3,531       4,724        3,530       7,061      9,476
  Securities
   non-taxable       1,901       1,901        1,925       3,826      3,796
  Other earning
   assets              332         347          400         732        718
                ----------  ----------  ----------- ----------- ----------
                    27,803      29,627       29,060      56,863     60,045
Interest expense:
  Deposits           1,585       2,201        1,642       3,227      4,991
  Borrowings         3,707       4,492        4,234       7,941      9,234
                ----------  ----------  ----------- ----------- ----------
Total interest
 expense             5,292       6,693        5,876      11,168     14,225
                ----------  ----------  ----------- ----------- ----------
Net interest
 income             22,511      22,934       23,184      45,695     45,820
Provision for
 loan losses         2,100       2,500        2,100       4,200      5,000
                ----------  ----------  ----------- ----------- ----------
Net interest
 income after
 provision for
 loan losses        20,411      20,434       21,084      41,495     40,820
Non-interest income:
  Deposit fees
   and service
   charges      $    2,643  $    2,744  $     2,767 $     5,410 $    5,737
  Net gain on
   sales of
   securities          748       1,884        4,202       4,950      4,272
  Title insurance
   fees                274         237          363         637        548
  Bank owned
   life insurance      553         496          494       1,047      1,050
  Gain (loss) on
   sale of
   premises and
   equipment             -         (10)           -           -        (54)
  Gain on sale
   of loans            310         117          542         852        400
  Investment
   management fees     789         776          743       1,532      1,555
  Fair value
   gain (loss)
   interest rate
   caps                 (2)       (616)         234         232       (236)
  Other                480         485          538       1,018        934
                ----------  ----------  ----------- ----------- ----------
Total non-interest
 income              5,795       6,113        9,883      15,678     14,206
Non-interest
 expense:
  Compensation
   and benefits     11,183      10,824       11,228      22,411     21,088
  Retirement benefit
   settlement charge   278           -            -         278          -
  Stock-based
   compensation
   plans               296         581          279         575      1,033
  Occupancy and
   office
   operations        3,757       3,537        3,635       7,392      6,863
  Advertising
   and promotion       843         794          953       1,796      1,536
  Professional
   fees              1,043         914        1,062       2,105      1,748
  Data and check
   processing          691         577          642       1,333      1,127
  Amortization
   of intangible
   assets              371         472          412         783        965
  FDIC insurance
   and regulatory
   assessments         919         931          768       1,687      1,715
  ATM/debit card
   expense             366         536          393         759      1,090
  Other              2,044       2,007        1,897       3,941      3,902
                ----------  ----------  ----------- ----------- ----------
Total non-interest
 expense            21,791      21,173       21,269      43,060     41,067

Income before
 income tax
 expense             4,415       5,374        9,698      14,113     13,959
Income tax
 expense               842       1,207        2,978       3,820      3,626
                ----------  ----------  ----------- ----------- ----------
Net income      $    3,573  $    4,167  $     6,720 $    10,293 $   10,333
                ==========  ==========  =========== =========== ==========
Per common
 share:
  Basic
   earnings     $     0.10  $     0.11  $      0.18 $      0.27 $     0.27
  Diluted
   earnings           0.10        0.11         0.18        0.27       0.27
  Dividends
   declared           0.06        0.06         0.06        0.12       0.12
Weighted
 average common
 shares:
  Basic         37,496,395  38,188,191   37,552,245  37,524,627 38,384,180
  Diluted       37,497,467  38,209,766   37,552,245  37,524,950 38,430,506

Selected Financial
 Condition Data:                     Three Months Ended
                   --------------------------------------------------------
(in thousands
 except share and
 per share data)    03/31/11    12/31/10   09/30/10   06/30/10   03/31/10
                   ----------  ----------  ---------- ---------- ----------
End of Period
-------------
Total assets       $2,919,291  $2,940,513  $3,021,025 $2,963,706 $2,935,956
Loans, gross (1)    1,684,827   1,699,502   1,701,541  1,705,737  1,667,428
Securities
 available for
 sale                 833,179     869,996     901,012    878,370    888,994
Securities held to
 maturity              28,054      30,425      33,848     40,452     43,675
Bank owned life
 insurance             51,985      51,433      50,938     50,447     49,945
Goodwill              160,861     160,861     160,861    160,861    160,861
Other amortizable
 intangibles            2,857       3,229       3,640      4,072      4,524
Other non-earning
 assets                96,809      94,933      83,694     85,398     87,811
Deposits            2,089,904   1,980,068   2,142,702  1,961,005  2,006,953
Borrowings            379,441     495,783     415,247    526,912    472,801
Equity                420,269     419,642     430,955    429,115    422,372
Other comprehensive
 income related to
 investment securities
 reflected in
 stockholders'
 equity                (3,146)     (2,932)     12,621      9,953      3,970
Average Balances
----------------
Total assets       $2,940,299  $2,961,458  $2,919,961 $2,928,626 $2,918,953
Loans, gross:
   Real estate-
    residential
    mortgage          386,592     400,229     417,584    427,801    436,967
   Real estate-
    commercial
    mortgage          619,145     606,701     570,023    552,888    539,679
   Real estate-
    Acquisition,
    Development &
    Construction      216,914     226,816     227,165    222,958    212,454
   Commercial and
    industrial        229,632     236,390     243,691    236,275    234,356
   Consumer loans     232,712     237,106     239,908    243,484    248,134
Loans total (1)     1,684,995   1,707,242   1,698,371  1,683,406  1,671,590
Securities
 (taxable)            684,834     692,346     655,794    693,554    694,815
Securities
 (non-taxable)        214,634     221,802     222,024    219,121    203,153
Total earning
 assets             2,594,131   2,628,815   2,578,024  2,594,264  2,581,554
Non earning assets    346,168     332,643     341,937    334,362    337,399
Non-interest
 bearing checking     468,031     470,873     449,666    430,387    419,389
Interest bearing
 NOW accounts         338,503     317,876     266,950    263,709    298,935
Total transaction
 accounts             806,534     788,749     716,616    694,096    718,324
Savings (including
 mortgage escrow
 funds)               416,777     405,177     424,012    413,315    380,600
Money market
 deposits             490,215     433,865     421,989    428,612    428,605
Certificates of
 deposit              367,099     406,241     415,059    467,360    446,301
Total deposits and
 mortgage escrow    2,080,625   2,034,032   1,977,676  2,003,383  1,973,830
Total interest
 bearing deposits   1,612,594   1,563,159   1,528,010  1,572,996  1,554,441
Borrowings            420,069     481,939     486,060    481,460    500,226
Equity                419,847     428,900     430,862    424,221    422,129
Selected Operating
 Data:
Condensed Tax
 Equivalent Income
 Statement
------------------
Interest and
 dividend income   $   27,803  $   29,060  $   29,321 $   30,408 $   29,627
Tax equivalent
 adjustment*            1,024       1,036       1,045      1,098      1,023
Interest expense        5,292       5,876       6,005      6,210      6,693
                   ----------  ----------  ---------- ---------- ----------
     Net interest
      income (tax
      equivalent)      23,535      24,220      24,361     25,296     23,957
Provision for loan
 losses                 2,100       2,100       2,250      2,750      2,500
                   ----------  ----------  ---------- ---------- ----------
     Net interest
      income after
      provision
      for loan
      losses           21,435      22,120      22,111     22,546     21,457
Non-interest
 income                 5,795       9,883       7,714      5,281      6,113
Non-interest
 expense               21,791      21,269      21,362     20,741     21,173
                   ----------  ----------  ---------- ---------- ----------
Income before
 income tax
 expense                5,439      10,734       8,463      7,086      6,397
Income tax expense
 (tax equivalent)*      1,866       4,014       3,060      2,330      2,230
                   ----------  ----------  ---------- ---------- ----------
     Net income    $    3,573  $    6,720  $    5,403 $    4,756 $    4,167
                   ==========  ==========  ========== ========== ==========

(1) Does not reflect allowance for loan losses of $30,130, $31,036,
    $30,843, $31,021 and $30,444.

* Tax exempt income assumed at a 35% federal rate

                                    Three Months Ended
                ----------------------------------------------------------
                 03/31/11    12/31/10    09/30/10    06/30/10    03/31/10
                ----------  ----------  ----------  ----------  ----------
Performance Ratios
 (annualized)
------------------
Return on
 Average Assets       0.49%       0.90%       0.73%       0.65%       0.58%
Return on
 Average Equity       3.45%       6.22%       4.98%       4.50%       4.00%
Non-Interest
 Income to
 Average Assets       0.80%       1.32%       1.05%       0.72%       0.85%
Non-Interest
 Expense to
 Average Assets       3.01%       2.85%       2.90%       2.84%       2.94%
Operating
 Efficiency
 Adjusted (2)        73.41%      70.59%      71.09%      66.91%      71.73%
Analysis of Net
 Interest
 Income
---------------
Yield on Loans        5.40%       5.47%       5.48%       5.68%       5.59%
Yield on
 Investment
 Securities-
 Tax Equivalent       2.91%       2.82%       3.16%       3.45%       3.45%
Yield on
 Earning
 Assets- Tax
 Equivalent           4.51%       4.54%       4.67%       4.87%       4.82%
Cost of
 Interest
 Bearing
 Deposits             0.40%       0.42%       0.44%       0.47%       0.57%
Cost of
 Borrowings           3.58%       3.49%       3.53%       3.63%       3.64%
Cost of
 Interest
 Bearing
 Liabilities          1.06%       1.14%       1.18%       1.21%       1.32%
Net Interest
 Rate Spread-
 Tax Equivalent
 Basis                3.45%       3.40%       3.49%       3.66%       3.49%
Net Interest
 Margin- Tax
 Equivalent
 Basis                3.68%       3.66%       3.75%       3.91%       3.76%
Capital
 Information
 Data
---------------
Tier 1 Leverage
 Ratio- Bank
 Only                 9.10%       8.89%       8.43%       8.75%       8.62%
Tier 1
 Risk-Based
 Capital- Bank
 Only              251,338     247,503     240,230     244,299     239,050
Total
 Risk-Based
 Capital- Bank
 Only              276,345     272,071     265,148     268,996     263,264
Tangible
 Capital
 Consolidated (3)  256,551     255,552     266,454     264,182     256,987
Tangible
 Capital as a %
 of Tangible
 Assets
 Consolidated (3)     9.31%       9.20%       9.33%       9.44%       9.28%
Shares
 Outstanding    38,072,942  38,198,686  38,262,288  38,628,477  38,861,477
Shares
 Repurchased
 during
 qrtr (open
 market)           125,744      82,602     364,000     233,000     316,723
Basic weighted
 common shares
 outstanding    37,496,395  37,552,245  37,793,860  38,086,535  38,188,191
Diluted common
 shares
 outstanding    37,497,467  37,552,245  37,793,860  38,086,579  38,209,766
Basic Earnings
 per common
 share          $     0.10  $     0.18  $     0.14  $     0.12  $     0.11
Diluted
 Earnings per
 common share         0.10        0.18        0.14        0.12        0.11
Dividends Paid
 per common
 share                0.06        0.06        0.06        0.06        0.06
Book Value per
 common share        11.04       10.99       11.26       11.11       10.87
Tangible Book
 Value per
 common share
 (3)                  6.74        6.69        6.96        6.84        6.61
Asset Quality
 Measurements
--------------
Non-performing
 loans (NPLs):
 non-accrual    $   29,765  $   30,690  $   21,413  $   21,985  $   21,210
Non-performing
 loans (NPLs):
 still accruing      7,412       5,536       5,427       7,069       6,464
Other Real
 Estate Owned        5,351       3,585       3,891       3,302       2,466
Non-performing
 assets (NPAs)      42,528      39,811      30,731      32,356      30,140
Troubled Debt
 Restructures
 still accruing     21,954      17,581      16,047         414         416
Net Charge-offs      3,006       1,907       2,428       2,173       2,023
Net Charge-offs
 as % of
 average loans
 (annualized)         0.71%       0.45%       0.57%       0.52%       0.48%
NPLs as % of
 total loans          2.21%       2.13%       1.58%       1.70%       1.66%
NPAs as % of
 total assets         1.46%       1.35%       1.02%       1.09%       1.03%
Allowance for
 loan losses as
 % of NPLs              81%         86%        115%        107%        110%
Allowance for
 loan losses as
 % of total
 loans                1.79%       1.83%       1.81%       1.82%       1.83%
                ----------  ----------  ----------  ----------  ----------

(2) The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.  As in the case of net interest income, generally, net interest income as utilized in calculating the efficiency ratio is typically expressed on a tax-equivalent basis. Moreover, most institutions, in calculating the efficiency ratio, also adjust both noninterest expense and noninterest income to exclude from these items (as calculated under generally accepted accounting principles) certain component elements, such as non-recurring charges, other real estate expense and amortization of intangibles (deducted from non interest expense) and security transactions and other non-recurring items (excluded from non interest income).  We follow these practices.
(3) Provident Bank provides supplemental reporting of Non-GAAP tangible equity ratios as management believes this information is useful to investors. The following table shows the reconciliation of tangible equity and the tangible equity ratio:

                 03/31/11    12/31/10    09/30/10    06/30/10    03/31/10
                ----------  ----------  ----------  ----------  ----------
Total Assets    $2,919,291  $2,940,513  $3,021,025  $2,963,706  $2,935,956
Goodwill and
 other
 amortizable
 intangibles      (163,718)   (164,090)   (164,501)   (164,933)   (165,385)
                ----------  ----------  ----------  ----------  ----------
Tangible Assets $2,755,573  $2,776,423  $2,856,524  $2,798,773  $2,770,571
                ----------  ----------  ----------  ----------  ----------
Stockholders'
 equity            420,269     419,642     430,955     429,115     422,372
Goodwill and
 other
 amortizable
 intangibles      (163,718)   (164,090)   (164,501)   (164,933)   (165,385)
                ----------  ----------  ----------  ----------  ----------
Tangible
 Stockholders'
 equity         $  256,551  $  255,552  $  266,454  $  264,182  $  256,987
                ----------  ----------  ----------  ----------  ----------
Outstanding
 Shares         38,072,942  38,198,686  38,262,288  38,628,477  38,861,477
Tangible
 capital as a %
 of tangible
 assets
 (consolidated)       9.31%       9.20%       9.33%       9.44%       9.28%
Tangible book
 value per
 share          $     6.74  $     6.69  $     6.96  $     6.84  $     6.61

PROVIDENT BANK CONTACT:
Paul A. Maisch
EVP & Chief Financial Officer
Miranda Grimm
FVP & Controller
845.369.8040